EXHIBIT 23.1

                           CONSENT OF ACCOUNTANTS
                             Henry Schiffer, CPA
                        315 S. Beverly Drive, Suite 211
                           Beverly Hills, California


January 17, 2003

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  DCM Enterprises. - Form S-8

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 8, 2002 in DCME's Form 10SB12G/A, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/Henry Schiffer, CPA